Exhibit 10.8

AMENDMENT NO. 2 TO 6% SENIOR SECURED CONVERTIBLE NOTE

THIS AMENDMENT NO. 2 TO 6% SENIOR SECURED CONVERTIBLE NOTE (this “Amendment”), made this 9th day of July, 2015 (the “Amendment Effective Date”) by and between GrowLife, Inc. (the “Company”), a Delaware corporation, on the one hand and _________ (the “Holder”) on the other hand. The Company and the Holder shall each separately be referred to as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company and the Holder entered into that certain 6% Senior Secured Note on March 16, 2012, and amended on September 10, 2014 and April 1, 2015 (collectively, the “Note”);

WHEREAS, the Company and Holder have agreed to increase the interest rate and default interest rate on the Note from 6% and 12%, respectively, to 10% and 20%, respectively;

WHEREAS, the Company and Holder have agreed that the default interest rate of 20% has accrued on the Note from that certain Event of Default on April 8, 2014 until otherwise remedied as set forth in the Note; and

WHEREAS, the Company and Holder have agreed to again amend the Holder’s Note to provide for the increased interest rate;

NOW, THEREFORE, in consideration of the foregoing and for such other good and valuable consideration the sufficiency of which is hereby acknowledged, the Company and the Seller hereby agree as follows:

AGREEMENT

1.	Section 2(a) of the Note, entitled Interest Rate is hereby replaced in its entirety with the following language:

(a)          Interest Rate. Interest shall accrue daily on the outstanding principal amount of this Note at a rate per annum equal to ten percent (10%), subject to Section 2(d) hereof, based on the original lending dates set forth on Annex B attached hereto and incorporated herein by reference.

2.	Section 2(d) of the Note, entitled Default Interest is hereby replaced in its entirety with the following language:

(d)          Default Interest. After April 8, 2014, the interest rate on this Note shall accrue at an interest rate of twenty percent (20%) per annum.

3.	In the event there is a conflict between this Amendment and the Note, the terms of this Amendment shall control. All other terms of the Agreements and Note shall remain in full force and effect.

IN WITNESS WHEREOF, the Company and Holder have executed this Amendment as of the date first set forth above.

“COMPANY”

GROWLIFE, INC. ,
a Delaware corporation

By:
Name: Marco Hegyi
Title: President

“HOLDER”

By:
Name:

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